Exhibit 99.6

March 13, 2025

POMDOCTOR LIMITED

Yongxu Industrial Park

No.19-23 Hejing Road, Dongsha Street

Liwan District, Guangzhou 510000

People’s Republic of China

+86 020-6231 2277

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of POMDOCTOR LIMITED (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on March 13, 2025 with the U.S. Securities and Exchange Commission.

Yours faithfully,

/s/ Wenqing Bao
Name:	Wenqing Bao

[Signature page to Rule 438 Consent]